Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Raises $10 Million in Registered Direct Offering

RESEARCH TRIANGLE PARK, NC (September 13, 2012) — Tranzyme Pharma (NASDAQ: TZYM), today announced that it has agreed to sell approximately 2.6 million shares of its common stock at a price of $3.85 per share in a registered direct offering. The offering will raise gross proceeds to Tranzyme of approximately $10.0 million before deducting underwriters’ discounts and other offering expenses. Tranzyme has also granted the underwriters a 30-day option to purchase up to an additional fifteen percent of the shares of common stock offered to cover over-allotments, if any, which would result in additional gross proceeds of approximately $1.5 million if exercised in full.

The securities were offered pursuant to an effective shelf registration statement. The company intends to use the proceeds for working capital and other general corporate purposes. The Company anticipates that the offering will close on September 18, 2012, subject to customary closing conditions, at which time Tranzyme will receive the cash proceeds and deliver the securities.

Cowen and Company, LLC acted as sole bookrunning manager for the offering. JMP Securities LLC acted as a co-manager for the offering.

A shelf registration statement relating to the shares of common stock issued in the offering has been filed with the Securities and Exchange Commission (the “SEC”) and declared effective. A prospectus supplement relating to the offering will be filed by Tranzyme with the SEC. A copy of the prospectus for the offering can be obtained by eligible investors from their Cowen and Company sales representative, or from the offices of Cowen and Company, LLC c/o Broadridge Financial Services., 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department. Phone (631) 274-2806 / Fax (631) 254-7140.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Tranzyme, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tranzyme Pharma

Tranzyme Pharma is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 40 percent of people in the U.S. are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, there are a limited number of safe and effective treatment options. Tranzyme is developing TZP-102, an oral ghrelin agonist for treating the symptoms associated with chronic upper GI motility disorders. Enrollment is complete in a multinational Phase 2b trial evaluating TZP-102 given once daily in diabetic patients with gastroparesis; top-line data are expected by year-end 2012. Tranzyme has initiated a second Phase 2b trial (DIGEST) evaluating TZP-102 given prior to meals in diabetic patients with gastroparesis; top-line data are expected in the first half of 2013. By leveraging its proprietary drug discovery technology, MATCH™, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including the expected proceeds to be received from the offering and timing of the availability of preliminary data from our Phase 2b clinical trials of TZP-102, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-Q for the quarter ended June 30, 2012 which was filed with the SEC on August 10, 2012, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com

Investor Inquiries:
David Carey
Lazar Partners, Ltd.
(212) 867-1768
dcarey@lazarpartners.com

TRANZYME, INC. 5001 South Miami Boulevard, Suite 300, Durham, NC 27703

Tel: (919) 474-0020 Fax: (919) 474-0025

http://www.tranzyme.com

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